UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2011

Network Equipment Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10255	94-2904044
(State of incorporation)	(Commission File Number)	(IRS Employer ID No.)

6900 Paseo Padre Parkway, Fremont, California 94555 ph: (510) 713-7300

(Address of principal executive offices, including zip code, and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2011, the Compensation Committee of the Board of Directors (the “Committee”) approved performance-based incentive compensation schedules for fiscal 2012 for Francois Le, Vice President, Global Sales, and for James T. Fitzpatrick, Vice President, Federal Sales and President of the Company’s subsidiary, N.E.T. Federal, Inc.

The schedule for Mr. Le provides for a target annual commission payment of $200,000 based on 100% achievement of the Company’s annual plan for product sales within its commercial business. The actual amount payable to Mr. Le depends on the extent to which actual performance meets, exceeds, or falls short of plan. The amount of incentive earned is determined by multiplying the annual target payment ($200,000) by the percent of plan achieved (based on product shipments), such that at 100% of annual plan he would receive $200,000 in commission payments. For sales beyond 100% of plan, a multiplier will be applied to the commission payments, whereby the commission payable for sales between 100% and 110% will be multiplied by a factor of 1.2, and the commission payable for sales exceeding 110% of plan will be multiplied by a factor of 1.5.

The schedule for Mr. Fitzpatrick provides for a target annual commission payment of $200,000 based on 100% achievement of the Company’s annual plan for product sales within its federal government business. The actual amount payable to Mr. Fitzpatrick depends on the extent to which actual performance meets, exceeds, or falls short of plan. The amount of incentive earned is determined by multiplying the annual target payment ($200,000) by the percent of plan achieved (based on bookings of product sales), such that at 100% of annual plan he would receive $200,000 in commission payments. For sales beyond 100% of plan, a multiplier will be applied to the commission payments, whereby the commission payable for any such sales will be multiplied by a factor of two. In the case of Mr. Fitzpatrick’s commission schedule, the Committee adopted supplemental terms providing that if sales in the first half of the fiscal year exceed the Company’s first-half sales plan for its federal government business, then the multiplier will be applied separately to sales in the first half of the fiscal year and sales in the second half of the fiscal year (such that, depending on the timing of sales, he could under certain scenarios earn more than the annual target payment even if the percent of annual plan achieved is less than 100%).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2011

Network Equipment Technologies, Inc.

By:	/s/ KAREN CARTE
Name:	Karen Carte
Title:	Vice President and Chief Accounting Officer (principal accounting officer)